UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2025

SmartStop Self Storage REIT, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-42584	46-1722812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Terrace Road
Ladera Ranch, California		92694
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 418-5144

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2025, SmartStop Self Storage REIT, Inc. (the “Company”), as guarantor, and its operating partnership, SmartStop OP, L.P. (the “Operating Partnership”), as issuer, agreed to offer and sell, on a private placement basis in all of the provinces of Canada, an aggregate principal amount of up to CAD$200 million 3.888% Senior Unsecured Notes Due 2030 (the “2030 Notes”) of the Operating Partnership at a price of CAD$1,000 per CAD$1,000 principal amount of 2030 Notes (the “Offering”).

The 2030 Notes were offered pursuant to an agency agreement entered into among the Company, the Operating Partnership, the Subsidiary Guarantors (as defined below), BMO Nesbitt Burns Inc., National Bank Financial Inc., Scotia Capital Inc. and RBC Dominion Securities Inc. The sale and purchase of the 2030 Notes occurred on September 24, 2025.

The 2030 Notes were issued pursuant to an indenture (the “Base Indenture”) among the Company, the Operating Partnership and Computershare Trust Company of Canada (the “Trustee”), as amended and supplemented by a second supplemental indenture to the Base Indenture among the Company, the Operating Partnership and the Subsidiary Guarantors (as defined below) (the “Second Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

The 2030 Notes bear interest at a rate of approximately 3.89% per annum, payable semiannually on September 24 and March 24 in each year, beginning on March 24, 2026, until maturity. The 2030 Notes are rated BBB (Stable) by Morningstar DBRS.

The Operating Partnership will be permitted to redeem at any time all, or from time to time any part of, the 2030 Notes then outstanding at a redemption price equal to the greater of (i) 100% of the principal amount so prepaid and (ii) the Canada Yield Price, together in each case, with accrued and unpaid interest, if any, to the date fixed for redemption. The “Canada Yield Price” means a price equal to the price of a Note calculated to provide a yield to the maturity date, compounded semi-annually and calculated in accordance with generally accepted financial practice, equal to the Government of Canada Yield plus 0.28%, on the business day prior to the date on which the Operating Partnership gives notice of redemption. In addition, upon a Change of Control Triggering Event (as defined in the Base Indenture), the Operating Partnership is required to offer to prepay the 2030 Notes at a repurchase price (the “Repurchase Price”) in cash equal to 101% of the principal amount of the 2030 Notes plus accrued and unpaid interest thereon. For clarity, holders who accept an offer to repurchase their notes upon a Change of Control Triggering Event shall not be entitled to the Canada Yield Price or any other amount in excess of the Repurchase Price.

The Indenture contains certain customary representations and warranties, affirmative, negative and financial covenants, and events of default. In addition, if an event of default occurs and is continuing, the Trustee may, in its discretion, and will, upon receiving instruction from the holders of 25% in aggregate principal amount of the outstanding 2030 Notes, accelerate the maturity of the 2030 Notes, including any accrued and unpaid interest, provided that holders of more than 50% of the principal amount of the 2030 Notes will have the right to waive certain of the events of default and/or annul the declaration made by the Trustee to accelerate the maturity of the 2030 Notes.

The 2030 Notes have been issued on a pari passu basis with the Company’s existing credit facility with KeyBank, National Association as administrative agent (the “Credit Facility”), the Operating Partnership’s US$150 million of 4.53% Senior Notes due April 19, 2032 (the “2032 Notes”), and the Operating Partnership’s CAD$500 million 3.907% Senior Unsecured Notes Due 2028 (the “2028 Notes”), and as such, the Company and each of its subsidiaries that have incurred or guaranteed indebtedness under the Credit Facility, the 2032 Notes or the 2028 Notes (the “Subsidiary Guarantors”) have fully and unconditionally guaranteed the Operating Partnership’s obligations under the 2030 Notes (the “Note Guarantees”). The Indenture requires any subsidiary of the Company that incurs or guarantees indebtedness under either of the Credit Facility, the 2032 Notes, or the 2028 Notes in the future to also provide a Note Guarantee.

The Operating Partnership intends to use the net proceeds from the issuance of the 2030 Notes for the repayment of existing indebtedness, funding of acquisitions and for general corporate purposes. The 2030 Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Operating Partnership offered and sold the 2030 Notes in reliance on the exemption from registration provided by Regulation S of the Securities Act. The 2030 Notes were offered exclusively to residents in one of the provinces of Canada that meet one or more of the criteria to be classified as an “accredited investor” (excluding certain individuals) pursuant to the “accredited investor exemption” as defined in National Instrument 45-106 – Prospectus Exemptions or subsection 73.3(2) of the Securities Act (Ontario) (“OSA”) in the Province of Ontario. The 2030 Notes are subject to an indefinite hold period under applicable Canadian securities laws and any resale of the 2030 Notes must be made under available statutory exemptions from, or in transactions not subject to, the prospectus requirements of applicable Canadian Securities Laws or under a discretionary exemption granted by the applicable Canadian securities regulatory authorities.

The foregoing summary of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Base Indenture and Second Supplemental Indenture, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On September 24, 2025, the Company issued a press release announcing the closing of the 2030 Notes. A copy of the press release accompanies this Current Report on Form 8-K as Exhibit 99.1.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Base Indenture, dated June 16, 2025, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on June 16, 2025, Commission File No. 001-42584

10.2	Second Supplemental Indenture, dated September 24, 2025

99.1	Press Release, dated September 24, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSTOP SELF STORAGE REIT, INC.

Date:	September 24, 2025	By:	/s/ James R. Barry
James R. Barry Chief Financial Officer and Treasurer